Exhibit 99.1

Inseego Reports Fourth Quarter and Full Year 2022 Financial Results
FWA business up 122% year-over-year, making up 30% of revenue
Cloud software up 6% year-over-year, making up 27% of revenue
Gross margin expands to 30% on continued ramp in FWA and cloud software revenues
SAN DIEGO—March 1, 2023—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G edge cloud solutions for the enterprise, today reported its results for the fourth quarter and year ended December 31, 2022. The Company reported fourth quarter net revenue of $52.9 million, GAAP operating loss of $14.2 million, GAAP net loss of $15.3 million, GAAP net loss of $0.14 per share, adjusted EBITDA of negative $3.0 million, and non-GAAP net loss of $0.11 per share. Unrestricted cash and cash equivalents at quarter end was $7.1 million. On a full year basis, 2022 net revenue was $245.3 million.
“The fourth quarter proved to be a transformative period for Inseego, as our FWA business experienced significant growth,” said Ashish Sharma, CEO of Inseego. “This resulted in a 390 basis point increase in gross margin to 30%, despite a decline in our hotspot sales. In 2023, we are committed to achieving positive EBITDA and cash flow. This is driven by the ramp in our FWA business and the significant savings realized from our cost reduction initiatives implemented in 2022.”

Business Highlights
–FWA revenue comprised 30% of revenue in Q4, up 122% year-over-year
–Cloud software comprised 27% of revenue in Q4, up 6% year-over-year
–Enterprise FWA customer base grows to well over 1,000 at year-end
–In Q4, 90% of enterprise FWA sales included cloud software
–In Q4, new enterprise customers deployed FWA for multi-location retail and restaurants, construction, home builders, and the SD-WAN market
–Next generation 5G mobile hotspot launch with T-Mobile in the fourth quarter
“We entered 2023 with strong momentum in our FWA business, which we expect to lead to further improvement in gross margin,” said Bob Barbieri, CFO of Inseego. “In the fourth quarter, we consumed more cash than initially anticipated due to the combined impacts of lower hotspot sales, the timing of payments made to suppliers and some one-time expenses related to our cost initiatives. We have worked diligently to streamline our organization and cost structure in 2022. As a result, we expect to achieve positive cash flow in Q2 and build upon that progress over the remainder of the year.”

Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:
•Online, visit https://investor.inseego.com/events-presentations
•Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10175578/f5e0645982
•Those without internet access or unable to pre-register may dial-in by calling:
◦In the United States, call 1-844-282-4463

◦International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available beginning one hour after the call through March 15, 2023. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 9478810 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G and cloud platforms. Inseego’s 5G Edge Cloud combines the industry’s best 5G technology, rich cloud networking features and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork
©2023. Inseego Corp. All rights reserved. The Inseego name and logo, MiFi, Inseego Wavemaker, and Inseego 5G SD Edge are registered trademarks and trademarks of Inseego Corp. Other company, product or service names mentioned herein are the trademarks of their respective owners.
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability and supply chain challenges on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues and accounts receivable; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 on the business, and (17) the impact of high rates of inflation and rising interest rates.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses exclude preferred stock dividends, share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to our 2025 Notes and the revolving credit facility, fair value adjustments on derivative instruments, a one-time prior period adjustment related to unamortized debt discount and loss on debt extinguishment relating to our 2025 Notes, and other non-recurring legal expenses. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the 2025 Notes), impairment of capitalized software, foreign exchange gains and losses, and other.
Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.
We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, we believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items in order to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operating performance. We use this view of our operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp. Media Contact:

Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com

Investor Relations Contact:

Kevin Liu
+1 (626) 657-0013
Investor.Relations@inseego.com

INSEEGO CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenues:
IoT & Mobile Solutions	$46,272	$66,214	$218,401	$217,984
Enterprise SaaS Solutions	6,643	6,678	26,922	44,415
Total net revenues	52,915	72,892	245,323	262,399
Cost of net revenues:
IoT & Mobile Solutions	34,228	51,827	166,033	168,604
Enterprise SaaS Solutions	2,876	2,905	12,381	17,870
Total cost of net revenues	37,104	54,732	178,414	186,474
Gross profit	15,811	18,160	66,909	75,925
Operating costs and expenses:
Research and development	11,640	13,719	59,237	52,673
Sales and marketing	7,699	8,237	33,488	38,234
General and administrative	7,238	5,593	27,339	28,250
Amortization of purchased intangible assets	430	443	1,749	2,092
Impairment of capitalized software	3,014	—	3,014	1,197
Total operating costs and expenses	30,021	27,992	124,827	122,446
Operating loss	(14,210)	(9,832)	(57,918)	(46,521)
Other income (expense):
Gain on sale of Ctrack South Africa	—	—	—	5,262
Loss on debt conversion and extinguishment, net	—	—	(450)	(432)
Interest expense, net	(1,985)	(1,696)	(8,606)	(6,874)
Other (expense) income, net	1,685	554	(1,460)	845
Loss before income taxes	(14,510)	(10,974)	(68,434)	(47,720)
Income tax provision (benefit)	117	(254)	(465)	191
Net loss	(14,627)	(10,720)	(67,969)	(47,911)
Less: Net income attributable to noncontrolling interests	—	—	—	(214)
Net loss attributable to Inseego Corp.	(14,627)	(10,720)	(67,969)	(48,125)
Series E preferred stock dividends and deemed dividends from the preferred stock exchange	(707)	(647)	(2,736)	(4,243)
Net loss attributable to common stockholders	$(15,334)	$(11,367)	$(70,705)	$(52,368)
Per share data:
Net loss per common share:
Basic and diluted	$(0.14)	$(0.11)	$(0.66)	$(0.51)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	108,136,194	105,205,342	107,269,331	103,246,308

INSEEGO CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$7,143	$46,474
Restricted cash	—	—
Accounts receivable, net	25,259	26,781
Inventories	37,976	37,402
Prepaid expenses and other	7,978	13,624
Total current assets	78,356	124,281
Property, plant and equipment, net	5,390	8,102
Rental assets, net	4,816	4,575
Intangible assets, net	41,383	46,995
Goodwill	21,922	20,336
Right-of-use assets, net	6,662	7,839
Other assets	488	377
Total assets	$159,017	$215,843
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$29,018	$48,577
Accrued expenses and other current liabilities	27,945	26,253
Total current liabilities	56,963	74,830
Long-term liabilities:
2025 Notes, net	158,427	157,866
Revolving credit facility	6,919	—
Deferred tax liabilities, net	323	852
Other long-term liabilities	6,503	7,149
Total liabilities	229,135	240,697
Commitments and contingencies
Stockholders’ deficit:
Common stock	108	105
Additional paid-in capital	793,855	770,619
Accumulated other comprehensive loss	(6,329)	(8,531)
Accumulated deficit	(857,752)	(787,047)
Total stockholders’ deficit attributable to Inseego Corp.	(70,118)	(24,854)
Noncontrolling interests	—	—
Total stockholders’ deficit	(70,118)	(24,854)
Total liabilities and stockholders’ deficit	$159,017	$215,843

INSEEGO CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(14,627)	$(10,720)	$(67,969)	$(47,911)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,270	6,199	27,206	25,330
Fair value adjustment on derivative instrument	(24)	(391)	(926)	(3,826)
Provision for bad debts, net of recoveries	160	55	189	401
Impairment of capitalized software	3,014	—	3,014	1,197
Provision for excess and obsolete inventory	1,284	70	2,614	657
Share-based compensation expense	1,983	2,182	17,875	16,649
Amortization of debt discount and debt issuance costs	488	378	2,960	1,495
Loss on debt conversion and extinguishment, net	—	—	450	432
Gain on sale of Ctrack South Africa	—	—	—	(5,262)
Deferred income taxes	(347)	(228)	(570)	(53)
Right-of-use assets	211	(220)	1,268	1,144
Other	—	(286)	—	286
Changes in assets and liabilities, net of effects of divestiture:
Accounts receivable	3,002	(3,982)	2,441	(1,148)
Inventories	2,861	(4,605)	(3,065)	(12,494)
Prepaid expenses and other assets	2,919	(2,273)	5,642	(1,988)
Accounts payable	(12,765)	4,098	(26,313)	(3,108)
Accrued expenses, income taxes, and other	(2,826)	(952)	3,450	4,448
Operating lease liabilities	(189)	220	(1,555)	(1,461)
Net cash (used in) provided by operating activities	(8,586)	(10,455)	(33,289)	(25,212)
Cash flows from investing activities:
Acquisition of noncontrolling interest	—	—	—	(116)
Purchases of property, plant and equipment	(278)	(629)	(1,481)	(4,928)
Proceeds from the sale of property, plant and equipment	—	195	—	1,338
Proceeds from sale of Ctrack South Africa, net of cash divested[1]	—	2,163	—	33,689
Additions to capitalized software development costs and purchases of intangible assets	(2,596)	(3,316)	(11,838)	(23,905)
Net cash (used in) provided by investing activities	(2,874)	(1,587)	(13,319)	6,078
Cash flows from financing activities:
Net borrowing of bank and overdraft facilities	(111)	(50)	(569)	265
Principal payments on financed assets	—	—	(1,567)	—
Borrowings on asset-backed revolving credit facility	3,351	—	12,351	—
Repayment on asset-backed revolving credit facility	—	—	(4,500)	—
Payment of debt issuance costs on asset-backed revolving credit facility	—	—	(1,126)	—
Principal payments under finance lease obligations	—	(62)	(62)	(3,200)
Proceeds from a public offering, net of issuance costs	—	—	—	29,370
Proceeds from stock option exercises and ESPP, net of taxes paid on vested restricted stock units	704	1,054	900	3,486
Net cash (used in) provided by financing activities	3,944	942	5,427	29,921
Effect of exchange rates on cash	(3,404)	(697)	(1,488)	(990)
Net increase in cash, cash equivalents and restricted cash	(10,920)	(11,797)	(42,669)	9,797
Cash, cash equivalents and restricted cash, beginning of period	18,063	61,609	49,812	40,015
Cash, cash equivalents and restricted cash, end of period	$7,143	$49,812	$7,143	$49,812
1The amount for the year ended December 31, 2021 is net of cash divested of $5.0 million.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss attributable to common stockholders	$(15,334)	$(0.14)	$(70,705)	$(0.66)
Adjustments:
Preferred stock dividends(a)	707	0.01	2,736	0.03
Share-based compensation expense	1,984	0.02	17,875	0.18
Purchased intangibles amortization	428	—	2,038	0.02
Debt discount and issuance costs amortization(b)	450	—	2,922	0.03
Fair value adjustment on derivative instrument(c)	—	—	(926)	(0.01)
Loss on debt conversion and extinguishment(e)	—	—	450	—
Other(f)	—	—	(109)	—
Non-GAAP net loss	$(11,765)	$(0.11)	$(45,719)	$(0.41)

(a)     Includes accrued dividends on Series E Preferred Stock and deemed dividend as part of preferred stock exchange.
(b)    Includes the debt discount and issuance costs amortization related to the 2025 Notes.
(c)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(e)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.
(f)    Primarily includes non-recurring legal settlements.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Cost of Net Revenues and Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2022
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-GAAP
Cost of net revenues	$37,104	$239	$—	$36,865
Operating costs and expenses:
Research and development	11,640	377	—	11,263
Sales and marketing	7,699	426	—	7,273
General and administrative	7,238	942	—	6,296
Amortization of purchased intangible assets	430	—	428	2
Impairment of purchased intangible assets	3,014	—	—	3,014
Total operating costs and expenses	$30,021	1,745	428	$27,848
Total		$1,984	$428

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Cost of Net Revenues and Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Twelve Months Ended December 31, 2022
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-recurring costs (a)	Non-GAAP
Cost of net revenues	$178,414	$2,114	$290	$—	$176,010
Operating costs and expenses:
Research and development	59,237	5,407	—	—	53,830
Sales and marketing	33,488	3,495	—	—	29,993
General and administrative	27,339	6,859	—	—	20,480
Amortization of purchased intangible assets	1,749	—	1,748	—	1
Impairment of purchased intangible assets	3,014	—	—	—	3,014
Total operating costs and expenses	$124,827	15,761	1,748	—	$107,318
Total		$17,875	$2,038	$—

(a)    Includes non-recurring legal settlement costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
GAAP net loss attributable to common shareholders	$(15,334)	$(70,705)
Preferred stock dividends(a)	707	2,736
Income tax provision (benefit)	117	(465)
Depreciation and amortization	6,270	27,206
Share-based compensation expense	1,983	17,875
Fair value adjustment of derivative(b)	(24)	(926)
Impairment of capitalized software(c)	3,014	3,014
Loss on debt conversion and extinguishment(d)	—	450
Interest expense, net(e)	1,985	8,606
Other(f)	(1,685)	2,408
Adjusted EBITDA	$(2,967)	$(9,801)

(a)    Includes accrued dividends on Series E Preferred Stock and deemed dividend as part of preferred stock exchange.
(b)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(c)    Includes impairment charges related to abandoned internal-use software.
(d)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.
(e)    Includes interest expense including debt discount and issuance costs amortization related to the 2025 Notes.
(f)    Includes non-recurring legal settlement and foreign exchange gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
IoT & Mobile Solutions	$46,272	$62,633	$54,990	$54,506	$66,214
Enterprise SaaS Solutions	6,643	6,534	6,866	6,879	6,678
Total net revenues	$52,915	$69,167	$61,856	$61,385	$72,892